SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 23, 2005

Date of Report (Date of earliest event reported)
Wabash National Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other	(Commission	(IRS Employer
jurisdiction
of incorporation)	File No.)	Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana		47905

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable

(Former name or former address, if changed since last report)
Exhibit Index on Page 4
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 23, 2005, Wabash National Corporation amended its loan and security agreement to, among other things, increase dividend payments per fiscal year from $10 million to $20 million and enable the repurchase by Wabash of Common Stock not to exceed $50 million during the term of this agreement. Amendment No.1 to the Amended and Restated Loan and Security Agreement is attached hereto as Exhibit 10.29 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.29	Wabash National Corporation Amendment No. 1 to the Amended and Restated Loan and Security Agreement dated September 23, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: September 27, 2005	By:	/s/ Robert J. Smith

Robert J. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.29	Wabash National Corporation Amendment No. 1 to the Amended and Restated Loan and Security Agreement dated September 23, 2005